Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Turtle Beach Corporation, a Nevada corporation (the “Company”);

WHEREAS, the Donerail Master Fund LP, a Cayman Islands limited partnership, the Harbert Donerail Fund GP LLC, a Delaware limited liability company, the Donerail Group LP, a Delaware limited partnership, the Donerail Group GP LLC, a Delaware limited liability company, Harbert Fund Advisors, Inc., an Alabama corporation, Harbert Management Corporation, an Alabama corporation, and William Wyatt (collectively, “Donerail”) SCW Capital, LP, a Texas limited partnership, SCW Capital QP, LP, a Texas limited partnership, SCW Capital Management, LP, a Texas limited partnership, Trinity Investment Group, LLC, a Delaware limited liability company, and Robert Cathey (collectively, “SCW”), and Terry Jimenez, Kimberly Kreuzberger, Katherine Scherping, Brian Stech, and Michelle Wilson (collectively, the “Nominees”) wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the 2022 annual meeting of shareholders of the Company (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 21st day of March 2022 by the parties hereto:

1.       In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, if applicable. Each member of the Group shall be responsible for the accuracy and completeness of his/her/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), such notice to be given no later than four (4) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group who will be a party to such filing at least twelve (12) hours prior written notice; provided, further, that no party shall, without the prior consent of Donerail, buy, or increase any beneficial ownership over, any securities of the Company if, as a result of such action, the Group would beneficially own more than 9.99% of the Company's common stock. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.       Notwithstanding the foregoing, so long as this Agreement is in effect, each of the Nominees agrees to provide Donerail advance written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Company which he or she has, or would have, direct or indirect beneficial ownership so that Donerail has an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by any of the Nominees. Each of the Nominees agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Donerail.

4.       Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for the election of the persons nominated by the Group to the Board at the Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

5.       Donerail shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses; provided, however, that SCW agrees to pay all expenses incurred by it, including legal expenses, in connection with its review of this Agreement and any Communication (as defined below).

6.       Each of the undersigned agrees that any filing with the SEC, press release, or communication (each, a “Communication”) proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be as directed and first approved by Donerail, who shall provide notice to, and a reasonable opportunity for, SCW to review and comment upon any Communication, or any proposed agreement or negotiating position with respect to the Company. Donerail and SCW hereby agree to work in good faith to resolve any disagreement that may arise between or among them concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities. The undersigned further agree that Donerail shall be the primary decision maker with respect to the content and timing of public or private communications and negotiating positions taken on behalf of the Group. Each of the undersigned hereto further agrees that any communication with the Company in connection with or related to the Group’s activities shall be at Donerail’s direction, and that the undersigned shall not participate in such communications with the Company on the Group’s behalf without Donerail’s prior written consent.

7.       The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/she/it deems appropriate, in his/her/its sole discretion, provided that all such sales are made in compliance with this Agreement and all applicable securities laws.

8.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.       This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

10.       The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 5 and Section 9 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 4 or as otherwise agreed to by the parties. Any party hereto may terminate his/her/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by fax or email to Andrew Freedman at Olshan: Fax No. (212) 451-2222; email: afreedman@olshanlaw.com.

11.       Each Party acknowledges that Olshan shall act as counsel for both the Group and Donerail relating to their investment in the Company.

12.       The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

13.       Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

THE DONERAIL MASTER FUND LP

By:	The Donerail Group LP, its investment manager

By:	/s/ William Wyatt
	Name:	William Wyatt
	Title:	Managing Partner

THE HARBERT DONERAIL FUND GP LLC

By:	/s/ William Wyatt
	Name:	William Wyatt
	Title:	Senior Managing Director

THE DONERAIL GROUP LP

By:	/s/ William Wyatt
	Name:	William Wyatt
	Title:	Managing Partner

THE DONERAIL GROUP GP LLC

By:	/s/ John McCullough
	Name:	John McCullough
	Title:	Authorized Signatory

/s/ William Wyatt
WILLIAM WYATT Individually and as attorney-in-fact for Terry Jimenez, Kimberly Kreuzberger, Katherine L. Scherping, Brian Stech and Michelle D. Wilson

HARBERT FUND ADVISORS, INC.

By:	/s/ John W. McCullough
	Name:	John W. McCullough
	Title:	Executive Vice President & General Counsel

HARBERT MANAGEMENT CORPORATION

By:	/s/ John W. McCullough
	Name:	John W. McCullough
	Title:	Executive Vice President & General Counsel

SCW CAPITAL, LP

By:	Trinity Investment Group, LLC, its general partner

By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Managing Member

SCW CAPITAL QP, LP

By:	Trinity Investment Group, LLC, its general partner

By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Managing Member

SCW CAPITAL MANAGEMENT, LP

By:	Trinity Investment Group, LLC, its general partner

By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Managing Member

TRINITY INVESTMENT GROUP, LLC

By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Managing Member

/s/ Robert Cathey
ROBERT CATHEY